Exhibit 3.2

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

XOOM CORPORATION

The undersigned, John Kunze, hereby certifies that:

1. He is the duly elected President of Xoom Corporation, a Delaware corporation (the “Corporation”).

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 10, 2012.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment (the “Certificate of Amendment”) to the Corporation’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) further amends the provisions of the Restated Certificate.

4. The terms and provisions of this Certificate of Amendment to the Restated Certificate have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware.

5. A paragraph is added to Article IV prior to Section A of the Restated Certificate to read as follows:

“At the initial date and time of the effectiveness of this Certificate of Amendment (the “Reverse Split Effective Time”), the following recapitalization (the “Reverse Stock Split”) shall occur: (i) each four shares of Common Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Common Stock; (ii) each four shares of Series A Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series A Preferred Stock; (iii) each four shares of Series B Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series B Preferred Stock; (iv) each four shares of Series C Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series C Preferred Stock; (v) each four shares of Series C-1 Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series C-1 Preferred Stock; (vi) each four shares of Series D Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series D Preferred Stock; (vii) each four shares of Series

E Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series E Preferred Stock; and (viii) each four shares of Series F Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series F Preferred Stock. The Reverse Stock Split will be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded down to the nearest whole share on a certificate-by-certificate basis. The Reverse Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock and Preferred Stock (as defined below) affected thereby. All rights, preferences and privileges of the Common Stock and the Preferred Stock have been adjusted to reflect the Reverse Stock Split (that is, all numeric references and other provisions included in this Certificate of Amendment have already given effect to, and no further adjustment shall be made on account of, the Reverse Stock Split).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation, after giving effect to the Reverse Stock Split.”

6. Article IV, Part B, Section 1(a) of the Restated Certificate is hereby amended to read in its entirety as follows:

“(a) “Conversion Price” means $0.80 per share for the Series A Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $1.85552 per share for the Series B Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $3.51644 per share for the Series C Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $3.51644 per share for the Series C-1 Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $3.51644 per share for the Series D Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $4.40232 per share for the Series E Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein) and $11.44936 per share for the Series F Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).”

7. Article IV, Part B, Section 1(f) of the Restated Certificate is hereby amended to read in its entirety as follows:

“(f) “Liquidation Preference” means $0.80 per share for the Series A Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $1.85552 per share for the Series B Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $3.51644 per share for the Series C Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $3.51644 per share for the Series C-1 Preferred Stock (subject to adjustment from time to time for

Recapitalizations and as otherwise set forth elsewhere herein), $3.51644 per share for the Series D Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $4.40232 per share for the Series E Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein) and $11.44936 per share for the Series F Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).”

8. Article IV, Part B, Section 1(h) of the Restated Certificate is hereby amended to read in its entirety as follows:

“(h) “Original Issue Price” means $0.80 per share for the Series A Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $1.85552 per share for the Series B Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $3.51644 per share for the Series C Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $3.51644 per share for the Series C-1 Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $3.51644 per share for the Series D Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), $4.40232 per share for the Series E Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein) and $11.44936 per share for the Series F Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).”

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Amended and Restated Certificate of Incorporation on                 , 2013.

John Kunze, President